Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT
Subsidiaries, incorporated in the British Virgin Islands:
•	Golden Carriage International Limited
•	Century Port Limited
•	Peak Win Limited
•	Aim Sky International Limited
•	Goldwhite Limited
•	Ahead Smart Holdings Limited
Subsidiaries, incorporated in the PRC:
•	China Digital Technology (Shenzhen) Co., Ltd.
•	Shenzhen Huachangshi Digital Technology Co., Ltd.
Subsidiary, incorporated in Hong Kong:
•	Win Prosper Development Limited
Consolidated entities, each of which is incorporated in the PRC:
•	Beijing Hua Jingshi Media Advertising Co., Ltd.
•	Beijing Beiguang Media Mobile Television Advertising Co., Ltd.
•	Beijing Hua Meishi Advertising Co., Ltd.
•	Beijing Huaguangshi Co., Ltd.
•	VisionChina Media Group Limited
•	Nanjing Hua Meishi Advertising Co., Ltd.
•	Nanjing Media Culture Co., Ltd.
•	Shenzhen HDTV Industrial Investment Co., Ltd.

•	Shenzhen Hua Meishi Advertising Co., Ltd.
•	Shenzhen Huashixin Culture Media Co., Ltd.
•	Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.
•	Shanghai Junshi Advertising Co., Ltd.
•	Luzhou Huashi Digital Technology Co., Ltd.